AMENDED AND RESTATED

SCHEDULE A TO THE

TRANSFER AGENCY AGREEMENT

LIST OF PORTFOLIOS

(as amended November 23, 2020)

Wasatch Core Growth Fund

Wasatch Emerging India Fund

Wasatch Emerging Markets Select Fund

Wasatch Emerging Markets Small Cap Fund

Wasatch Frontier Emerging Small Countries Fund

Wasatch Global Opportunities Fund

Wasatch Global Select Fund

Wasatch Global Value Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch International Select Fund

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Ultra Growth Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch Greater China Fund

Approved as of March 31, 2010; Amended as of July 16, 2010 to remove Wasatch Heritage Value Fund; Amended as of January 31, 2011 to reference the name change of the Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund) and Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund); Amended on March 8, 2011 to add Wasatch Emerging India Fund; Amended on January 6, 2012 to add Wasatch Frontier Emerging Small Countries Fund and to reference the name change of Wasatch World Innovators Fund (formerly Wasatch Global Science & Technology Fund; Amended August 28, 2012 to add Wasatch Emerging Markets Select Fund; Amended October 31, 2017 to reference the name change of Wasatch Global Value Fund (formerly Wasatch Large Cap Value Fund); Amended June 3, 2019 to add Wasatch Global Select Fund and Wasatch International Select Fund and to remove Wasatch Heritage Growth Fund, Wasatch Long/Short Fund, Wasatch Strategic Income Fund, Wasatch World Innovators Fund, and Wasatch-1st Source Income Fund; Amended as of November 23, 2020 to add the Wasatch Greater China Fund.

WASATCH FUNDS TRUST

By:
Name: Russell L. Biles
Title: Vice President

UMB FUNDS SERVICES, INC.

By:
Name:
Title: